Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kura Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	8,695,699(2)	$20.51(3)	$178,348,786.49	0.0001476	$26,324.29

	Total Offering Amounts					$178,348,786.49		$26,324.29

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		$26,324.29(4)

	Net Fees Due							$0

(1)

Represents the shares of common stock, $0.0001 par value per share of Kura Oncology, Inc. (the “Registrant”) that will be offered for resale by the selling stockholder pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.

(2)	Consists of an aggregate of 8,695,699 shares of the Registrant’s common stock, including 7,318,886 shares of common stock issuable upon the exercise of pre-funded warrants of the Registrant.
(3)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on February 5, 2024, as reported on the Nasdaq Global Select Market.

(4)

On August 6, 2020, the Registrant filed a registration statement on Form S-3, declared effective on August 18, 2020 (File No. 333-241663) (the “2020 S-3”), registering the issuance of up to $300,000,000 of common stock, preferred stock, debt securities and warrants (the “2020 Securities”). The registration fee associated with the 2020 Securities was $38,940. The 2020 S-3 was terminated and the Registrant has not sold any 2020 Securities pursuant to the 2020 S-3. The Registrant previously applied $15,339.92 in registration fees previously paid by the Registrant with respect to 2020 Securities that were registered but not issued pursuant to the 2020 S-3 to a registration statement on Form S-3ASR (File No. 333-275279) filed by the Registrant on November 2, 2023. Accordingly, the remaining unused registration fee paid in connection with the 2020 S-3 and the 2020 Securities is $23,600.08.

On February 24, 2022, the Registrant filed a prospectus supplement to its registration statement on Form S-3ASR, filed on December 7, 2020 (File No. 333-251172) (the “2020 S-3ASR”), registering the issuance of up to $150,000,000 of common stock (the “2022 Securities”). The registration fee associated with the 2022 Securities was $13,905. The 2020 S-3ASR was terminated and the Registrant has not sold any 2022 Securities pursuant to the 2020 S-3ASR. Accordingly, the unused registration fee paid in connection with the 2020 S-3ASR and the 2022 Securities is $13,905.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $178,348,786.49 of common stock of the Registrant being registered hereby in the amount of $26,324.29 is offset by (i) $23,600.08 in registration fees previously paid by the Registrant with respect to 2020 Securities that were registered but not issued pursuant to the 2020 S-3 and (ii) $2,724.21 in registration fees previously paid by the Registrant with respect to 2022 Securities that were registered but not issued pursuant to the 2020 S-3ASR. Accordingly, no registration fees are being paid at this time.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kura Oncology, Inc.	S-3	333-241663	8/6/2020		$23,600.08 (1)	Equity	Common Stock	N/A	$300,000,000 (1)

Fee Offset Sources	Kura Oncology, Inc.	S-3	333-241663		8/6/2020						$23,600.08 (1)

Fee Offset Claims	Kura Oncology, Inc.	S-3ASR	333-251172	12/7/2020		$2,724.21 (1)	Equity	Common Stock	N/A	$150,000,000 (1)

Fee Offset Sources	Kura Oncology, Inc.	424(b)(5)	333-251172		2/24/2022						$2,724.21 (1)

(1)	See Note (4) under Table 1 above.